As filed with the Securities and Exchange Commission on June 3, 2014

Registration No. 333-184149

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pentair plc

(Exact name of registrant as specified in its charter)

Ireland	98-1141328
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 471

Sharp Street

Walkden

Manchester

M28 8BU

United Kingdom

+44-161-703-1885

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Angela D. Lageson

Senior Vice President, General Counsel and Secretary

Pentair Management Company

5500 Wayzata Boulevard, Suite 800

Golden Valley, Minnesota 55416-1259

(763) 545-1730

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Benjamin F. Garmer, III, Esq.

John K. Wilson

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

(414) 271-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Ordinary Shares, nominal value $0.01	N/A	N/A	N/A	N/A

(1)	The Registrant is not registering additional securities. Registration fees were originally paid by the Registrant’s predecessor in interest upon filing of the original registration statement on Form S-3. Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

EXPLANATORY NOTE

Pentair plc (the “Company” or the “Registrant”), an Irish public limited company, files this Post-Effective Amendment to the Registration Statement on Form S-3 (this “Amendment”) as the successor registrant to Pentair Ltd. (“Predecessor”), a corporation organized under the laws of Switzerland, in accordance with Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”). This Amendment is a result of Predecessor changing its jurisdiction of organization from Switzerland to Ireland and pertains to the adoption by the Company of Registration Statement No. 333-184149 (the “Registration Statement”), originally covering Predecessor’s common shares, par value CHF 0.50 (the “Predecessor Common Shares”) issuable pursuant to the Pentair Ltd. 2012 Stock and Incentive Plan (now known as the Pentair plc 2012 Stock and Incentive Plan, or the “Plan”) and additional common shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan.

Pursuant to the Merger Agreement, dated December 10, 2013 (the “Merger Agreement”), between the Company and Predecessor, Predecessor changed its jurisdiction of organization from Switzerland to Ireland by merging with and into the Company, effective as of June 3, 2014. The Merger Agreement was approved by the shareholders of Predecessor at the extraordinary general meeting of shareholders held on May 20, 2014, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In accordance with the terms of the Merger Agreement, each outstanding Predecessor Common Share was converted into one of the Company’s ordinary shares, nominal value $0.01 per share (the “Company Ordinary Shares”). As a result of the Merger, each shareholder of Predecessor became a holder of Company Ordinary Shares evidencing the same proportional interests in the Company that such shareholder held in Predecessor.

In accordance with Rule 414 under the Securities Act, the Company, as the successor registrant to Predecessor, hereby expressly adopts the Registration Statement as its own for all purposes of the Securities Act and the Exchange Act. Registration fees were paid at the time of filing the original Registration Statement.

PROSPECTUS

Pentair plc

2012 Stock and Incentive Plan

The 2,500,000 ordinary shares covered by this prospectus may be acquired by certain participants in the Pentair plc 2012 Stock and Incentive Plan (the “Plan”) upon the exercise of certain options to purchase our ordinary shares (the “awards”) under the Plan. All awards are subject to the terms of the Plan and the applicable award agreement. Any proceeds received by us from the exercise of stock options covered by the Plan will be used for general corporate purposes.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “PNR.”

Investing in our securities involves risks that are referenced in the “Risk Factors” section on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 3, 2014.

ABOUT THIS PROSPECTUS

References in this prospectus to “we,” “us” and “our” refer to Pentair plc. References to “ordinary shares” refer to our ordinary shares, par value $0.01.

You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any other offering material. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission, or SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus, any supplement to this prospectus or any other offering material, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

PENTAIR PLC

We are a focused diversified industrial manufacturing company comprising four reporting segments: Valves & Controls, Process Technologies, Flow Technologies and Technical Solutions. Valves & Controls designs, manufactures, markets and services valves, fittings, automation and controls and actuators. Process Technologies designs, manufactures, markets and services innovative water system products and solutions to meet filtration, separation and fluid process management challenges in food and beverage, water, wastewater, swimming pools and aquaculture applications. Flow Technologies designs, manufactures and markets products and services designed for the transfer and flow of clean water, wastewater and a variety of industrial applications. Technical Solutions designs, manufactures, markets and services products that guard and protect some of the world’s most sensitive electronics and electronic equipment, as well as heat management solutions designed to provide thermal protection to temperature sensitive fluid applications.

Our business took its current form on September 28, 2012 as a result of a reverse acquisition (the “Merger”) involving Pentair, Inc. and an indirect, wholly-owned subsidiary of Flow Control (defined below), with Pentair, Inc. surviving as an indirect, wholly-owned subsidiary of Pentair Ltd, our predecessor company. “Flow Control” refers to Pentair Ltd. prior to the Merger. Prior to the Merger, Tyco International Ltd. (“Tyco”) engaged in an internal restructuring whereby it transferred to Flow Control certain assets related to the flow control business of Tyco, and Flow Control assumed from Tyco certain liabilities related to the flow control business of Tyco. On September 28, 2012 prior to the Merger, Tyco effected a spin-off of Flow Control (the “Spin-off”) through the pro-rata distribution of 100% of the outstanding common shares of Flow Control to Tyco’s shareholders (the “Distribution”), resulting in the distribution of approximately 110.9 million of our common shares to Tyco’s shareholders. The Merger was accounted for as a reverse acquisition under the purchase method of accounting with Pentair, Inc. treated as the acquirer. After the Merger, the common shares of Pentair Ltd. were traded on the New York Stock Exchange under the symbol PNR.

On December 10, 2013, we entered into a Merger Agreement (the “Merger Agreement”) with our predecessor company, Pentair Ltd. Under the Merger Agreement, on June 3, 2014, Pentair Ltd. merged with and into our company, with our company being the surviving company (the “Redomicile”), thereby changing the jurisdiction of organization of the publicly-traded parent company from Switzerland to Ireland. Shareholders of Pentair Ltd. received one of our ordinary shares for each common share of Pentair Ltd. held immediately prior to the Redomicile. After the Redomicile, our ordinary shares continue to be traded on the New York Stock Exchange under the symbol PNR.

Our principal executive offices are located at P.O. Box 471 Sharp Street, Walkden, Manchester, M28 8BU, United Kingdom, and our telephone number is +44-161-703-1885.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance and other matters with respect to Pentair plc. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include:

•	the ability to achieve the expected benefits from the Redomicile;

•	the ability to successfully integrate Pentair, Inc. and the Flow Control business and achieve expected benefits from the Merger;

•	overall global economic and business conditions;

•	competition and pricing pressures in the markets we serve;

•	the strength of housing and related markets;

•	volatility in currency exchange rates and commodity prices;

•	inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices;

•	increased risks associated with operating foreign businesses;

•	the ability to deliver backlog and win future project work;

•	failure of markets to accept new product introductions and enhancements;

•	the impact of changes in laws and regulations, including those that limit U.S. tax benefits;

•	the outcome of litigation and governmental proceedings;

•	the ability to achieve our long-term strategic operating goals; and

•	the factors generally described in the section entitled “Risk Factors” in the proxy statement/prospectus that Pentair Ltd. filed with the SEC on March 26, 2014.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what is projected. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by the forward-looking statements. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including in Item 1A of our Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this prospectus. We assume no obligation, and disclaim any obligation, to update the information contained in this prospectus.

RISK FACTORS

You should carefully consider any specific risks set forth in Item 1A. of Pentair Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2013 and under the caption “Risk Factors” in any of our subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q incorporated by reference in this prospectus, before making an investment decision. For more information, see “Where You Can Find More Information.” We cannot assure you of a profit or protect you against a loss on our ordinary shares that you acquire under the Plan.

USE OF PROCEEDS

Any proceeds we receive from the exercise of stock options issued under the Plan will be used for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness. We cannot estimate the amount of any such proceeds at this time.

PLAN OF DISTRIBUTION

Prior to the Spin-off and the Merger, options to purchase Tyco common shares (“Tyco Options”) with respect to Tyco common shares had been granted to various Tyco employees and directors. The Tyco Compensation Committee authorized that various adjustments be made to the Tyco Options to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Tyco Options following the Spin-off, as discussed below.

Each Tyco Option that was granted prior to October 12, 2011, and that was held, as of the Distribution, by a Tyco director or by certain specified corporate-level employees of Tyco who did not become employees of Pentair Ltd. following the Spin-off, was converted into an option to separately acquire our common shares, Tyco common shares, and shares of common stock of The ADT Corporation (“ADT”), subject to the adjustments described below under “Description of Option Adjustments in Connection with the Merger.” The options to purchase common shares of Pentair Ltd. became subject to the Plan, in accordance with the terms of the separation and distribution agreement that Pentair Ltd. entered into with Tyco in connection with the Spin-off, and were made in partial substitution of the awards that were previously granted under Tyco’s equity compensation program. The registration statement of which this prospectus forms a part covers only such awards held by certain current and former employees and directors of Tyco (including its subsidiaries) who did not become employees or directors of Pentair Ltd., and any of such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such awards. The registration statement does not cover any awards that were granted to any individual who, upon completion of the Spin-off, was employed by Pentair Ltd. or was serving on the Pentair Ltd. board of directors, or any other awards that Pentair Ltd. granted under the Plan following the Spin-off or that we may grant under the Plan in the future.

At the effective time of the Redomicile, all outstanding options to purchase common shares of Pentair Ltd. and all outstanding awards of restricted stock units and other equity-based awards relating to common shares of Pentair Ltd. under the Plan became options to purchase, or restricted stock units or other equity-based awards relating to, an equal number of our ordinary shares. All of such equity-based awards remain subject to the same terms and conditions as were applicable to such awards immediately prior to the completion of the Redomicile.

DESCRIPTION OF OPTION ADJUSTMENTS IN CONNECTION WITH THE MERGER

In connection with the Spin-off, each Tyco Option that was granted prior to October 12, 2011, and that was held, as of the Distribution, by a Tyco director or by certain specified corporate-level employees of Tyco who did not become our employees following the Spin-off, or by former Tyco employees, was converted into an option to separately acquire common shares of Pentair Ltd., Tyco common shares, and ADT common stock, in the following manner:

•	the adjusted number of shares subject to each option to acquire:

•	Tyco shares was determined by multiplying the number of Tyco shares for which the Tyco Option was exercisable by a fraction, the numerator of which was the aggregate spread of the original Tyco Option, calculated by reference to the closing regular-way trading price of Tyco common shares on the NYSE on the last trading day immediately prior to the Spin-off, and the denominator of which was the sum of (a) the ex-distribution closing trading price of Tyco common shares on the NYSE on the last trading day immediately prior to the Spin-off minus the adjusted exercise price for Tyco options described below, (b) the product of (1) the when-issued closing trading price of our common shares on the NYSE on the last trading day immediately prior to the Spin-off minus the adjusted exercise price for options to purchase our common shares described below and (2) the distribution ratio for our common shares of approximately 0.239943 (which was determined on the date of the Spin-off), and (c) the product of (1) the when-issued closing trading price of ADT shares of common stock on the NYSE on the last trading day immediately prior to Spin-off minus the adjusted exercise price for ADT options described below and (2) the distribution ratio for shares of ADT of 0.5 (based on one share of ADT common stock for every two shares of Tyco common stock outstanding as of the record date), rounded down to the nearest whole share;

•	Pentair Ltd. common shares was determined by multiplying the number of Tyco shares subject to the converted option by the distribution ratio for our common shares of approximately 0.239943 (which was determined on the date of the Spin-off); and

•	ADT shares was determined by multiplying the number of Tyco shares subject to the converted option by the distribution ratio for shares of ADT of 0.5 (based on one share of ADT common stock for every two shares of Tyco common stock outstanding as of the record date).

•	each converted option’s exercise price was determined as follows:

•	the exercise price of each option to purchase Pentair Ltd. common shares was equal to the exercise price of the applicable Tyco Option prior to the Spin-off multiplied by a fraction, the numerator of which was the when-issued closing trading price of Pentair Ltd. common shares on the NYSE on the last trading day immediately prior to the Spin-off and the denominator of which was the closing regular-way trading price of Tyco common shares on the NYSE on the last trading day immediately prior to the Spin-off, rounded up to the nearest hundredth of a cent;

•	the exercise price of each ADT option was equal to the exercise price of the applicable Tyco Option prior to the Spin-off of ADT multiplied by a fraction, the numerator of which was the when-issued closing trading price of ADT common shares on the NYSE on the last trading day immediately prior to the ADT Spin-off and the denominator of which was the closing regular-way trading price of Tyco common shares on the NYSE on the last trading day immediately prior to the ADT distribution, rounded up to the nearest hundredth of a cent; and

•	the exercise price of each Tyco option was equal to the exercise price of the Tyco option prior to the Spin-off multiplied by a fraction, the numerator of which is the ex-distribution closing trading price of Tyco common shares on the NYSE on the last trading day immediately prior to the Spin-off and the denominator of which was the closing regular-way trading price of Tyco common shares on the NYSE on the last trading day immediately prior to the Spin-off, rounded up to the nearest hundredth of a cent.

The mechanics for conversion and adjustment of the equity awards summarized above are more fully described in Section 6.01 of the Amended and Restated Separation and Distribution Agreement, dated as of September 27, 2012, by and among Tyco, Pentair Ltd. and ADT, which is filed as Exhibit 2.3 to our Registration Statement on Form S-3 of which this prospectus is a part and which is incorporated in this prospectus by reference.

As described above, at the effective time of the Redomicile, all outstanding options to purchase common shares of Pentair Ltd. and all outstanding awards of restricted stock units and other equity-based awards relating to common shares of Pentair Ltd. under the Plan became options to purchase, or restricted stock units or other equity-based awards relating to, an equal number of our ordinary shares.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our reports, proxy and information statements, and other SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	Pentair Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2013;

•	Pentair Ltd.’s Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2014;

•	Pentair Ltd.’s Current Reports on Form 8-K dated September 28, 2012, April 25, 2014, April 29, 2014 and May 20, 2014; and

•	Our Current Report on Form 8-K dated June 3, 2014.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

You may obtain copies of documents incorporated by reference in this prospectus, at no cost, by request directed to us at the following address or telephone number:

Pentair Management Company

5500 Wayzata Boulevard, Suite 800

Golden Valley, Minnesota 55416-1259

Attention: Secretary

(763) 545-1730

You can also find these filings on our website at www.pentair.com. However, we are not incorporating the information on our website other than these filings into this prospectus.

You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Arthur Cox.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Pentair Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2013 and the effectiveness of Pentair Ltd.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of Tyco Flow Control International Ltd. and the Flow Control Business of Tyco International Ltd. as of September 30, 2011 and September 24, 2010 and for each of the three years in the period ended September 30, 2011, and the related financial statement schedule, incorporated in this prospectus by reference from Pentair Ltd.’s Current Report on Form 8-K dated September 28, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Not applicable.

Item 15.	Indemnification of Directors and Officers.

Pursuant to the Company’s articles of association, subject to the provisions of, and so far as may be permitted by the Irish Companies Act of 1963 to 2013, every director or other officer of the Company (other than an auditor) shall be indemnified out of the assets of the Company, against all costs, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto including any liability incurred by him or her in defending civil or criminal proceedings which relate to anything done or omitted or alleged to have been done or omitted by him or her as an officer or employee of the Company and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court; provided, however that the indemnity shall not extend to any liability arising from such person’s fraud or dishonesty in the performance of their duties or such officers’ conscious, intentional or willful breach of any duty to act in the best interest of the Company.

The Company maintains insurance to reimburse the Company’s directors and officers and the directors and officers of the Company’s subsidiaries for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of the Company or any of the Company’s subsidiaries.

The Company and Pentair Management Company, a Delaware corporation and subsidiary of the Company, have each entered into indemnification agreements with the directors and officers of the Company that provide for the indemnification of and the advancing of expenses to the indemnitee to the fullest extent (whether partial or complete) permitted under Irish law in the case of the Company, and under the Delaware General Corporation Law, in the case of Pentair Management Company. The indemnification agreements between the Company and the directors and officers of the Company further provide that, to the extent insurance is maintained, the Company will provide continued coverage of the indemnitee under their directors’ and officers’ liability insurance policies.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index, which is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on June 3, 2014.

PENTAIR PLC

By:	/s/ John L. Stauch
John L. Stauch
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities listed below on June 3, 2014.

SIGNATURE	TITLE

/s/ Randall J. Hogan	Chairman and Chief Executive Officer (Principal Executive Officer)
Randall J. Hogan

/s/ John L. Stauch	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
John L. Stauch

/s/ Mark C. Borin	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer and Authorized Representative in the United States)
Mark C. Borin

*	Director
Glynis A. Bryan

*	Director
Jerry W. Burris

*	Director
Carol Anthony (John) Davidson

*	Director
T. Michael Glenn

*	Director
David H. Y. Ho

*	Director
David A. Jones

*	Director
Ronald L. Merriman

*	Director
William T. Monahan

*	Director
Billie Ida Williamson

*By	/s/ Angela D. Lageson
Angela D. Lageson
Attorney-in-fact

S-1

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Merger Agreement, dated as of March 27, 2012, among Tyco International Ltd., Pentair Ltd. (formerly Tyco Flow Control International Ltd.), Panthro Acquisition Co., Panthro Merger Sub, Inc. and Pentair, Inc. (incorporated herein by reference to Exhibit 2.1 in the Current Report on Form 8-K (File No. 000-04689) of Pentair, Inc. filed with the Commission on March 30, 2012)

2.2*	Amendment No. 1, dated as of July 25, 2012, to the Merger Agreement, dated as of March 27, 2012, among Tyco International Ltd., Pentair Ltd. (formerly Tyco Flow Control International Ltd.), Panthro Acquisition Co., Panthro Merger Sub, Inc. and Pentair, Inc. (incorporated herein by reference to Exhibit 2.1 in the Current Report on Form 8-K (File No. 000-04689) of Pentair, Inc. filed with the Commission on July 31, 2012)

2.3*	Amended and Restated Separation and Distribution Agreement, dated as of September 28, 2012, by and among Tyco International Ltd., Pentair Ltd. and The ADT Corporation (incorporated by reference to Exhibit 2.3 in the Current Report on Form 8-K of Pentair Ltd. filed with the SEC on September 28, 2012)

2.4*	Merger Agreement, dated December 10, 2013, between Pentair Ltd. and Pentair plc (incorporated herein by reference to Exhibit 2.1 in the Current Report on Form 8-K (File No. 001-11625) of Pentair Ltd. filed with the Commission on December 10, 2013)

4.1	Amended and Restated Articles of Association of Pentair plc (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated June 3, 2014)

4.2	Pentair plc 2012 Stock and Incentive Plan (formerly the Pentair Ltd. 2012 Stock and Incentive Plan) (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated June 3, 2014)

5	Opinion of Arthur Cox

23.1	Consent of Arthur Cox (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP relating to the audited financial statements of Pentair Ltd.

23.3	Consent of Deloitte & Touche LLP relating to the audited combined financial statements of Tyco Flow Control International Ltd. and the Flow Control Business of Tyco International Ltd.

24	Powers of Attorney

*	Previously filed